Exhibit 10.2

WAIVER

This Waiver, dated as of July 21, 2025 (this "Waiver"), is made by Don O’Connell, an individual ("Employee"), in favor of Charles & Colvard, Ltd., a North Carolina corporation (the "Company", and together with Employee, the "Parties", and each, a "Party").

WHEREAS, the Parties have entered into an Amended and Restated Employment Agreement, dated as of June 1, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Employment Agreement");

WHEREAS, the Company entered into that certain Convertible Secured Note Purchase Agreement (the “Purchase Agreement”) dated as of June 24, 2025 by and between the Company and Ethara Capital LLC (the “Investor”), pursuant to which the Investor will make an investment in the Company (the “Investment”);

WHEREAS, as a condition to the making of the Investment, the Investor requires that Employee execute and deliver this Waiver and Employee has agreed to execute and deliver this Waiver to induce the Investor to make the Investment; and

WHEREAS, Employee owns a direct interest in the Company and acknowledges that he will derive substantial benefits from the Investor making the Investment in the Company.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Waiver. Employee hereby expressly and irrevocably waives any and all rights to (a) any severance payments pursuant to Section 6(h)(ii) of the Employment Agreement, including any right to receive payments equal to twelve (12) months of his current base salary, and (b) accelerated vesting of or the lapsing of any restrictions on any equity awards granted to Employee pursuant to Section 6(h)(iii) of the Employment Agreement, in each case following the termination of his employment with the Company.

2.            Effectiveness of Waiver; Limited Effect; No Modifications. This Waiver will become effective as of the date first written above. The waiver set forth above shall be limited precisely as written and relates solely in the manner and to the extent described above, and nothing in this Waiver shall be deemed to constitute a waiver by Employee of compliance with respect to any other term, provision, or condition of the Employment Agreement. Nothing contained in this Waiver will be deemed or construed to amend, supplement, or modify the Employment Agreement or otherwise affect the rights and obligations of either Party thereto, all of which remain in full force and effect.

3.            Miscellaneous.

(a)            This Waiver, and all matters arising out of or relating to this Waiver, whether sounding in contract, tort, or statute, are governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

(b)            This Waiver shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.

(c)            The headings in this Waiver are for reference only and do not affect the interpretation of this Waiver.

(d)            This Waiver may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Waiver by email or other electronic means shall be effective as delivery of an original executed counterpart of this Waiver.

(e)            This Waiver constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f)             Each Party had an opportunity to consult with an attorney in reviewing and drafting this Waiver. Any uncertainty or ambiguity shall not be construed for or against any Party based on attribution of drafting to any Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Employee has executed this Waiver as of the date first written above.

/s/ Don O’Connell
DON O’CONNELL

Accepted and Agreed:

CHARLES & COLVARD, LTD.

By:	/s/ Clint Pete
Name: Clint Pete
Title: CFO

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